Exhibit 10.11

***	INDICATES THAT TEXT HAS BEEN OMITTED WHICH IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. THIS TEXT HAS BEEN FILED SEPARATELY WITH THE SEC.

OEM AND DISTRIBUTOR AGREEMENT
     This OEM and Distributor Agreement (“Agreement”) is made and entered into as of this 14th day of July, 2006 (the “Effective Date”) by and between Sourcefire, Inc., a Delaware corporation with its principal place of business at 9770 Patuxent Woods Drive, Columbia, Maryland 21046 (“Sourcefire”), and Nokia Inc., a Delaware corporation, by and through its Enterprise Solutions business group, with its principal office at 102 Corporate Park Drive, White Plains, New York 10604 (“Nokia”).
     A. Sourcefire designs, develops, manufactures and sells certain network security products, software and services;
     B. Nokia desires to license certain of Sourcefire’s software products for the purpose of reselling such software products as embedded applications within certain of Nokia’s hardware platforms to end users and to also resell certain of Sourcefire’s hardware appliances to end users; and
     C. Sourcefire desires to appoint Nokia to act as a non-exclusive reseller of Sourcefire’s products and to work with Nokia in order to create an IDS/IDP solution comprised of Nokia’s hardware and Sourcefire’s software under the terms and conditions set forth in this Agreement, and Nokia desires to accept such appointment and collaborate with Sourcefire as provided herein.
This Agreement consists of this cover page (the “Cover Page”) and the attached Terms and Conditions and any exhibits attached thereto, which are incorporated herein by reference. BY EXECUTING THIS COVER PAGE, SOURCEFIRE AND NOKIA, THROUGH THEIR AUTHORIZED REPRESENTATIVES IDENTIFIED BELOW, AGREE TO BE BOUND BY THIS AGREEMENT.

Sourcefire, Inc.	Nokia Inc.
By: /s/ Thomas McDonough	By: /s/ Mary McDowell
Print Name: Thomas McDonough	Print Name: Mary McDowell
Title: President/COO	Title: EVP and GM Enterprise Solutions

Sourcefire, Inc.	Nokia Inc.
By: /s/ Joseph Boyle	By: /s/ Thomas C. Furlong
Print Name: Joseph Boyle	Print Name: Thomas C. Furlong
Title: General Counsel	Title: VP/GM SMC, Nokia

LIST OF EXHIBITS

Exhibit A	Nokia Contact Information
Exhibit B	Nokia and Sourcefire Products
Exhibit C	Technical Support
Exhibit D	Form of End User License Agreement
Exhibit E	Royalties and Support Fees
Exhibit F	Terms and Conditions for Purchases of Sourcefire Appliances
Exhibit G	Specifications
Exhibit H	Trademark Usage Guidelines

Sourcefire, Inc.-Nokia Inc.
OEM and Distributor Agreement
Terms and Conditions
1. DEFINITIONS. Unless otherwise defined in this Section 1, the capitalized terms used in this Agreement shall be defined in the context in which they are used. The following terms shall have the following meanings:
     1.1. “Affiliates” means any entity that directly or indirectly controls, or is controlled by, or is under common control with, a Party. “Control” means: (a) for corporate entities, direct or indirect ownership of 50% or more of the stock or shares entitled to vote for the election of the board of directors or other governing body of the entity; and (b) for non-corporate entities, direct or indirect ownership of 50% or greater of the equity interest.
     1.2. “Confidential Information” shall have the meaning set forth in Section 7.
     1.3. “Customers” means and refers to Distributors and End Users.
     1.4. “Distributors” means any third party duly authorized by Nokia to distribute Products or resell Sourcefire Appliances to End Users pursuant to a written agreement with Nokia.
     1.5. “Documentation” means Sourcefire’s release notes or other similar instructions in hard copy or machine readable form supplied by Sourcefire to Nokia that describes the functionality of the Sourcefire Software licensed hereunder.
     1.6. “Emergency Maintenance Release” shall have the meaning set forth in Section 5.2(c).
     1.7. “End Users” means the individuals or entities that purchase Products or Sourcefire Appliances from Nokia or a Distributor.
     1.8. “Forecasts” shall have the meaning set forth in Section 6.1.
     1.9. “Government End User” shall have the meaning set forth in Section 2.7.
     1.10. “Initial Term” has the meaning given such term in Section 11.1.
     1.11. “Intellectual Property Rights” means patents (including utility models), design patents, and designs (whether or not capable of registration), chip topography rights and other like protection, copyright, trademark and any other form of protection of any kind in any jurisdiction and applications for any of the foregoing as well as any trade secrets.
     1.12. “Key” means the electronic code necessary to unlock the Sourcefire Software so that it can be used by an End User as part of the Product.
     1.13. “Laws” means, collectively, laws, statutes, ordinances, regulations and other types of government authority (including without limitation the laws and regulations governing export control, unfair competition, anti-discrimination, false advertising, privacy and data protection, and publicity).
     1.14. “Maintenance Releases” means and refers to any required error corrections, maintenance releases, patches, bug fixes, updates and upgrades to the Sourcefire Software and/or the Sourcefire Appliance.
     1.15. ***
     1.16. ***

     1.17. “Nokia Hardware” means the Nokia hardware platforms listed on Exhibit B, as may be amended from time to time.
     1.18. “Nokia Patent” shall have the meaning set forth in Section 5.2(b).
     1.19. “Nokia Software” means Nokia’s proprietary IPSO operating system, and other software components owned or validly licensed by Nokia and listed on Exhibit B, as may be amended from time to time.
     1.20. “Nokia Trademarks” shall have the meaning set forth in Section 4.1.
     1.21. “Notice Period” shall have the meaning set forth in Section 5.2(b).
     1.22. ***
     1.23. “Plan Period” shall have the meaning set forth in Section 6.2.
     1.24. “Product” or “Products” means the combination of the Nokia Software, the Nokia Hardware and the Sourcefire Software identified on Exhibit B, as may be amended from time to time, which will be sold as an integrated intrusion detection and prevention security platform under the Nokia brand.
     1.25. “Release Notice” shall have the meaning set forth in Section 5.2(b).
     1.26. “Renewal Term” has the meaning given such term in Section 11.1.
     1.27. “Sourcefire Appliance” means the Sourcefire’s network security appliance products listed on Exhibit B attached hereto. Sourcefire Appliances will not include Nokia Hardware and will not be considered Products.
     1.28. “Sourcefire Software” means the Sourcefire software products listed on Exhibit B, including any and all ***.
     1.29. “Sourcefire Trademarks” shall have the meaning set forth in Section 4.1.
     1.30. “Specifications” shall mean the technical documentation for the Sourcefire Software provided by Sourcefire and attached hereto as Exhibit G, plus any additional technical specifications for the Sourcefire Software separately agreed to in writing by Sourcefire and Nokia.
     1.31. “Taxes” shall have the meaning set forth in Section 6.5.
     1.32. “Technical Support” means the technical support and maintenance services provided to Customers in which Nokia provides assistance in the use of the Products including, without limitation, providing troubleshooting, help desk support (phone and e-mail) and the issuance of error corrections, maintenance releases, patches, bug fixes and other software updates. Technical Support shall also mean the technical support provided by Sourcefire directly to Nokia pursuant to Section 5.1 of this Agreement. A description of the various levels of Technical Support to be provided by each Party are set forth on Exhibit C.
     1.33. “Term” has the meaning given such term in Section 11.1.
     1.34. “Territory” means any country in the world in which the Products or Sourcefire Appliances are permitted to be sold under Law.
2. LICENSES AND DISTRIBUTION RIGHTS
     2.1 OEM License Grant.

          (a) Subject to the terms and conditions of this Agreement, Sourcefire grants to Nokia, and Nokia accepts, a non-exclusive and non-transferable right to: (i) copy the Sourcefire Software *** and incorporate such copy into Nokia’s Software running on the Nokia Hardware to create and manufacture Products; (ii) market, distribute and sublicense the Sourcefire Software as part of the Products and the Sourcefire Appliance to Customers in the Territory and to provide End Users with the necessary Keys, consistent with Section 5.3, to initiate use of the Sourcefire Software; (iii) use internally the Sourcefire Software for the purposes of testing, servicing, and supporting the Sourcefire Software as part of the Product; and (iv) incorporate the Documentation (or portions thereof) into the documentation for the Product that Nokia will provide to Customers, and to reproduce and distribute such portions of the Documentation as incorporated into End User documentation. Nokia shall be solely responsible for configuring, assembling, manufacturing, marketing, packaging and shipping all Products.
          (b) Except as otherwise permitted by the license agreements governing the use of ***, neither Nokia nor any Distributor shall have any right to, and Nokia will not: (i) distribute, transfer, sell, license or otherwise make available the Sourcefire Software as a single product or on a stand-alone basis to any third party; (ii) customize, modify, enhance or otherwise change the Sourcefire Software or Documentation other than as expressly permitted by this Agreement; (iii) distribute or sublicense the Sourcefire Software or Documentation other than as expressly permitted by this Agreement; or (iv) use the Sourcefire Software for its own internal business operations unless it enters into a separate license agreement with Sourcefire.
          (c) Nokia acknowledges and agrees that the distribution process for the Sourcefire Software shall include a routine that requires End Users, in order to operate the Sourcefire Software as part of the Product, to: (i) use a Key to be issued to the End User pursuant to Section 5.3 of this Agreement; and (ii) affirmatively agree to an end-user license agreement (whether in “shrink-wrap,” “click-wrap” or other form) for the Sourcefire Software, the current copy of which is attached hereto as Exhibit D.
          (d) Sourcefire reserves the right (on a world wide basis) to promote, advertise, market, sell, license and distribute the Sourcefire Appliances and the Sourcefire Software on a stand alone basis or bundled with Sourcefire or other third party hardware platforms or equipment, either directly or indirectly through other resellers, dealers, OEMs, VARs, distributors or other third parties.
     2.2. Reselling Sourcefire Appliances. Subject to the terms and conditions set forth in this Agreement and Exhibit F attached hereto, Nokia shall have the non-exclusive right to purchase Sourcefire Appliances from Sourcefire and to resell the Sourcefire Appliances to Customers in the Territory.
     2.3. Nokia Obligations.
          (a) Training. Sourcefire will initially provide training to Nokia’s personnel pursuant to a “train-the-trainer” form of training model regarding the marketing, sales and support of the Sourcefire Software and Sourcefire Appliance with the requirement that Nokia subsequently be responsible for training all Nokia and Distributor personnel responsible for marketing, sales and support of Sourcefire Appliances and the Products. *** In the event Nokia requests that Sourcefire provide any of its commercially available training and/or educational services, the parties agree to negotiate a mutually acceptable fee for such services.

          (b) Point of Contact. Nokia will designate at least one (1) employee to act as its primary contact for the purposes of communicating with Sourcefire; such individual shall be authorized to act on behalf of Nokia within the scope of this Agreement. The initial Nokia primary contact is identified on Exhibit A.
          (c) POS Reporting. During the Term and within *** following the end of each Nokia fiscal month, Nokia will provide Sourcefire with a point-of-sale (“POS”) report for all Products and Sourcefire Appliances sold during the previous fiscal month. The reports will include, to the extent such information has been provided to Nokia: (i) the name of each Distributor or End User (as the case may be) that purchased a Product or Sourcefire Appliance from Nokia; (ii) the model and model number of each Product and Sourcefire Appliance purchased; and (iii) such other information reasonably requested by Sourcefire to permit Sourcefire to calculate the fees owed to Sourcefire pursuant to this Agreement. Nokia’s obligation to provide POS information will be subject to any limitations imposed by applicable privacy Laws.
          (d) Marketing; Branding. Nokia will be responsible for establishing and implementing, *** all branding and marketing programs relating to Nokia’s marketing and distribution of the Products and Sourcefire Appliances. Sourcefire will provide reasonable cooperation and assistance to Nokia in connection with such marketing programs.
          (e) Notices and Sourcefire Software License. Nokia will ship the Product with the appropriate proprietary notices, warranties and software license agreement provided by Sourcefire which requires the End User to affirmatively agree to an end-user license agreement (whether in “shrink-wrap,” “click-wrap” or other form) to use the Sourcefire Software, the current copy of which is attached hereto as Exhibit D.
     2.4. Mutual Obligations. Each party hereto will: (a) conduct business in a manner that reflects favorably at all times on the Nokia Hardware, the Nokia Software, the Sourcefire Software, the Sourcefire Appliances, the Product(s), and the good name, good will and reputation of the other party; (b) avoid deceptive, misleading or unethical practices that are detrimental to the other party, the Nokia Hardware, the Nokia Software, the Sourcefire Appliances, the Sourcefire Software or the Product(s); and (c) at each party’s sole expense, comply with good business practices and stay in material compliance with any and all applicable Laws.
     2.5. Mutual Assistance. Nokia agrees that Sourcefire’s provision of Maintenance Releases and Technical Support to Nokia depends upon Nokia’s timely cooperation and assistance as Sourcefire or an End User may reasonably require. Similarly, Sourcefire agrees that Nokia’s provision of Technical Support to End Users depends upon Sourcefire’s timely cooperation and assistance as Nokia or an End User may reasonably require. Each party shall notify the other of any known violations by an End User of any agreements relating to the use of a Sourcefire Appliance, Sourcefire Software or the Products, and shall provide reasonable assistance in verifying the facts surrounding such violations.
     2.6. Inventory Upgrade. Nokia shall have the right to upgrade and replace all Sourcefire Software and/or the software portion of the Sourcefire Appliances that are modified by any Maintenance Release or replaced by a new version, provided that the Product or Sourcefire Appliance is in Nokia’s inventory or the inventory of its Distributor(s), and further provided that the Product or Sourcefire Appliance has not been sold to an End User. With respect to the Sourcefire Software, Sourcefire will deliver the upgrade or replacement via a new copy of the golden master of the Sourcefire Software and, with respect to the Sourcefire Appliance, the upgrade or replacement will be made available directly to End Users via a software download (at Sourcefire’s expense).

     2.7. Government End Users. In the case where Nokia is distributing, directly or indirectly, the Sourcefire Software (as part of the Products) or the Sourcefire Appliance to an End User that is an instrumentality or entity of (i) the United States federal government, or (ii) any bureau, instrumentality or agency thereof (a “Government End User”), the parties agree to use a mutually acceptable reseller to distribute to such Government End User ***.
3. TECHNICAL INTEGRATION
     3.1 Integration of Sourcefire Software. Subject to the terms and conditions of Section 7 (Confidentiality), each party shall provide the other party with the necessary information and materials so that: (a) Sourcefire can modify the Sourcefire Software so that it is properly configured with the Nokia Software to operate on the Nokia Hardware; and (b) Nokia can modify the Nokia Software or Nokia Hardware so that it operates with the Sourcefire Software. To the extent it is necessary to agree upon specific written technical specifications in order to ‘port’ the Sourcefire Software to the Nokia Software and Nokia Hardware, the parties will collaborate to develop such specifications. Each party shall be responsible for its own costs incurred in connection with this Section 3.1.
     3.2 Ownership of Modifications. All enhancements, modifications and derivative works made to the Sourcefire Software and/or Sourcefire Appliances (collectively, the “Sourcefire Derivatives”), and all Intellectual Property Rights therein, shall be owned by ***; provided however, that the combination of Nokia Software and/or Nokia Hardware with Sourcefire Software and/or the Sourcefire Appliances shall not constitute ***. *** All enhancements, modifications and derivative works made to the Nokia Software and/or the Nokia Hardware (but excluding the Sourcefire Software)(collectively, the “Nokia Derivatives”), and all Intellectual Property Rights therein, shall be owned by Nokia. ***
     3.3 Testing; Golden Master. The parties shall jointly conduct all testing that is necessary to determine if the Sourcefire Software, when combined for use as part of the Product, operates in accordance with the mutually agreed upon functionality levels contemplated for commercial release. Such testing may include, but shall not be limited to: (a) initial testing on a pre-distribution copy of the Sourcefire Software; and (b) final testing on a distribution copy and/or “golden master” copy of the Sourcefire Software. Sourcefire agrees to provide one (1) copy of the pre-distribution Sourcefire Software and one (1) copy of the golden master of the Sourcefire Software, as applicable, to support such testing. At such point when the parties agree that the Sourcefire Software, the Nokia Software and the Nokia Hardware are compatible and the Product is ready for commercial release, Sourcefire shall provide Nokia with one (1) golden master copy of the Sourcefire Software so that Nokia can exercise the rights granted to it pursuant to Section 2.1 of this Agreement. The parties shall bear their own costs and expenses in connection with the testing obligations under this Section 3.3.
4. INTELLECTUAL PROPERTY
     4.1. Use of Trademarks. Sourcefire hereby grants to Nokia a limited, non-exclusive and non-transferable right during the Term to use Sourcefire’s logos and trademarks associated with the Sourcefire Software and Sourcefire Appliance (the “Sourcefire Trademarks”) in order to permit Nokia to promote and market the Products and Sourcefire Appliances pursuant to this Agreement, provided, however, that Nokia’s use of the Sourcefire Trademarks shall be in accordance with Sourcefire’s then-current trademark usage guidelines as delivered to Nokia and attached hereto as Exhibit H. Nokia hereby grants to Sourcefire a limited, non-exclusive and non-transferable right during the Term to use Nokia’s logos and trademarks associated with the Products (the “Nokia

Trademarks”) in order to permit Sourcefire to promote and market the Products, provided, however, that Sourcefire’s use of the Nokia Trademarks shall be in accordance with Nokia’s then-current trademark usage guidelines as delivered to Sourcefire and attached hereto as Exhibit H. Neither party will at any time contest or aid in contesting the validity or ownership of any trademark of the other party or take any action in derogation of the other party’s rights therein, including without limitation, applying to register any trademark, trade name, domain name, service mark or other designation that is confusingly similar to any trademark or domain name of the other party.
     4.2. Ownership by Sourcefire. Nokia acknowledges and agrees that the Sourcefire Software and Sourcefire Appliances are proprietary to Sourcefire and/or its licensors, and that Nokia’s appointment under this Agreement only grants Nokia a limited right to resell the Sourcefire Appliances and to license and sublicense the Sourcefire Software for use as part of the Products and does not transfer any ownership right, title or interest in or to the Sourcefire Software or software included in the Sourcefire Appliances, or any Intellectual Property Rights therein, to Nokia, Customers or any other third party. Nokia further acknowledges and agrees that Sourcefire and/or its licensors are, and shall remain, the owners of all right, title and interest in and to all Sourcefire Software and all software that is included in the Sourcefire Appliances, and all Intellectual Property Rights therein ***. All references in this Agreement to the “purchase” of software shall mean the obtaining of a license to use the Sourcefire Software or the Sourcefire Appliance, and all references to “sale”, “selling”, “resale” or “reselling” of software shall mean the granting of a license to use the Sourcefire Software or the Sourcefire Appliance. Any rights in the Sourcefire Software or Sourcefire Appliances not granted herein are hereby expressly reserved by Sourcefire.
     4.3. Ownership by Nokia. Sourcefire acknowledges and agrees that the Nokia Software and the Nokia Hardware are proprietary to Nokia and/or its licensors, and that this Agreement does not transfer any ownership right, title or interest in or to the Nokia Software and/or the Nokia Hardware, or any Intellectual Property Rights therein, to Sourcefire, Customers or any other third party. Sourcefire further acknowledges and agrees that Nokia and/or its licensors are, and shall remain, the owners of all right, title and interest in and to the Nokia Software and/or the Nokia Hardware, and all Intellectual Property Rights therein. All rights in the Nokia Software and/or the Nokia Hardware are hereby expressly reserved by Nokia, and Sourcefire shall have no rights therein.
4.4 No Reverse Engineering.
          (a) Except for certain ***, Nokia acknowledges that the Sourcefire Appliances and Sourcefire Software, including, without limitation, the structure, organization and design of the Sourcefire Appliances and Sourcefire Software constitute proprietary and valuable trade secrets (and other moral rights and Intellectual Property Rights) of Sourcefire and its licensors. Unless otherwise instructed by Sourcefire in writing, and except as permitted pursuant to ***, Nokia will not: (i) modify, translate, reverse engineer (except to the limited extent permitted by law), decompile, disassemble, or create derivative works based on, the Sourcefire Software or Sourcefire Appliances or the accompanying documentation; (ii) rent or lease any rights in the Sourcefire Software or any Sourcefire Appliance or accompanying documentation in any form to any person except as expressly permitted by this Agreement; or (iii) remove any proprietary notice, labels, or marks on the Documentation, the Sourcefire Software, the Sourcefire Appliances or their containers and related documentation.

          (b) Sourcefire acknowledges that the Nokia Hardware and Nokia Software, including, without limitation, the structure, organization and design of the Nokia Hardware and Nokia Software constitute proprietary and valuable trade secrets (and other moral rights and Intellectual Property Rights) of Nokia and its licensors. Unless otherwise instructed by Nokia in writing, Sourcefire will not: (i) modify, translate, reverse engineer (except to the limited extent permitted by law), decompile, disassemble, or create derivative works based on, the Nokia Hardware or Nokia Software or the accompanying documentation; (ii) rent or lease any rights in the Nokia Hardware or Nokia Software or accompanying documentation in any form to any person except as expressly permitted by this Agreement; or (iii) remove any proprietary notice, labels, or marks on the Nokia Hardware or Nokia Software, or their containers and related documentation.
     4.5 ***
     4.6 ***
5. TECHNICAL SUPPORT
     5.1 Support for Products. As between Nokia and Sourcefire, Nokia will provide Tier 1 and Tier 2 Technical Support to all End Users that purchase the Products and Sourcefire Appliances from Nokia and the Distributors. Nokia and all Distributors shall always offer Technical Support to End Users. Provided that an End User has a written agreement with Nokia pursuant to which Nokia is required to provide Technical Support to such End User, then Sourcefire will provide Tier 3 Technical Support to Nokia with respect to such End Users’ use of the Sourcefire Software as part of the Product or the Sourcefire Appliance, as applicable. The descriptions of Tier 1, Tier 2, and Tier 3 Technical Support are attached hereto as Exhibit C.
     5.2 Maintenance Releases.
          (a) Sourcefire shall provide Nokia, when commercially available, all Maintenance Releases so that Nokia can provide such Maintenance Releases to the End Users as part of the Technical Support provided by Nokia to the End Users. If necessary, Sourcefire shall provide Nokia with a new golden master of the Sourcefire Software in order to provide all applicable Maintenance Releases, in which event Nokia shall be obligated to use the newly delivered golden master copy of the Sourcefire Software to manufacture the Products, subject in all cases to Section 5.2(b) and 5.2(c) below. All Maintenance Releases provided hereunder shall be considered proprietary software of Sourcefire and subject to the software licensing terms and conditions of this Agreement.
          (b) ***
     5.3 Key Generation. Sourcefire will, at its sole discretion either: (a) provide all Keys to Nokia, or (b) provide Nokia with a software tool that will allow Nokia to generate the Keys.
     5.4 Nokia Hardware. As a condition to Sourcefire’s obligation to provide Level 3 Technical Support to Nokia, Nokia agrees to provide Sourcefire the necessary Nokia Software and Nokia Hardware to effectively provide such support to Nokia.
6. FORECASTS, FEES AND PAYMENT
     6.1 ***
     6.2 ***
     6.3 Payments.

          (a) Purchase Prices for the Sourcefire Appliance and the Sourcefire Software. For each Sourcefire Appliance purchased by Nokia for resale under this Agreement and for each copy of the Sourcefire Software that is incorporated into a Product and sold by Nokia, ***
          (b) Support Fees. In consideration of the Tier 3 Technical Support to be provided by Sourcefire to Nokia, Nokia will pay Sourcefire a fee in the amount as set forth on Exhibit E.
     6.4 Returns and Allowances. In the event a Distributor returns a Product or a Sourcefire Appliance to Nokia and that Product or Sourcefire Appliance (a) was not resold to a Customer; (b) was in the Distributor’s possession or control for a *** period, and (c) cannot be resold by Nokia within *** days of receipt of same, then Nokia shall have the right to a return credit for any amounts previously paid by Nokia to Sourcefire with respect to the Sourcefire Software portion of such returned Product and/or the returned Sourcefire Appliances. This return credit shall be applied and shall offset amounts owed by Nokia hereunder to Sourcefire on the next immediate monthly invoice. Notwithstanding the foregoing, in no event shall any return credit in any Plan Period exceed *** of the amount due to Sourcefire under the Agreement for the Sourcefire Software or the Sourcefire Appliance for the applicable Plan Period.
     6.5 Payment Terms. All payments to Sourcefire will be due *** days from the date Nokia receives Sourcefire’s invoice, ***. All payments will be made in U.S. Dollars. In connection with the bi-annual meetings referenced in Section 6.2 above, the parties will reconcile actual payments made by Nokia during the preceding Plan Period against the amounts actually due under Section 6.3 and Section 6.4. Any undisputed discrepancy amounts will be promptly paid by Nokia, or credited by Sourcefire, as the case may be. The parties agree that during the Term new Sourcefire Software and/or Sourcefire Appliances (not originally identified on Exhibit B) may be made commercially available by Sourcefire to Nokia. The parties shall mutually agree upon the prices for such new Sourcefire Software and/or Sourcefire Appliances at such time that such new Sourcefire Software and/or Sourcefire Appliances are made commercially available.
     6.6 Taxes. All amounts payable under this Agreement are exclusive of all sales, use, value-added, withholding, and other taxes and duties or similar tariffs (collectively, “Taxes”). When Sourcefire has the legal obligation to collect Taxes, the appropriate amount shall be added to Nokia’s invoice and paid by Nokia unless Nokia provides Sourcefire with a valid tax exemption certificate authorized by the appropriate taxing authority.
     6.7 ***
7. CONFIDENTIALITY
     7.1 Definition. “Confidential Information” means: (a) any non-public technical or business information of a party, including without limitation any information relating to a party’s techniques, algorithms, software, know-how, current and future products and services, research, engineering designs, financial information, procurement requirements, manufacturing, customer lists, business forecasts, marketing plans and information and any and all ‘golden masters’ referenced in Section 3.3 above; (b) any other information of a party that is disclosed in writing and is conspicuously designated as “Confidential” at the time of disclosure or that is disclosed orally and is identified as “Confidential” at the time of disclosure; or (c) the specific terms and conditions of this Agreement. Confidential Information shall include any of the information in (a)-(c) above and relating to the transactions contemplated by this Agreement that was disclosed by one party to the other party prior to the Effective Date.

     7.2 Exclusions. Confidential Information shall not include information which: (a) is or becomes generally known to the public through no fault or breach of this Agreement by the receiving party, including without limitation, the content of any Open Source Program; (b) the receiving party can demonstrate by written evidence was rightfully in the receiving party’s possession at the time of disclosure, without an obligation of confidentiality; (c) is independently developed by the receiving party without use of or access to the disclosing party’s Confidential Information or otherwise in breach of this Agreement; (d) the receiving party rightfully obtains from a third party not under a duty of confidentiality and without restriction on use or disclosure; or (e) is required to be disclosed pursuant to, or by, any applicable Laws, court order or other legal process to do so, provided that the receiving party shall, promptly upon learning that such disclosure is required, give written notice of such disclosure to the disclosing party.
     7.3 Obligations. Each party shall maintain in confidence all Confidential Information of the disclosing party that is delivered to the receiving party and will not use such Confidential Information except as expressly permitted herein. Each party will take all reasonable measures to maintain the confidentiality of the other party’s Confidential Information, but in no event less than the measures it uses to protect its own Confidential Information. Each party will limit the disclosure of such Confidential Information to those of its employees with a bona fide need to access such Confidential Information in order to exercise its rights and obligations under this Agreement, provided, however, that all such employees are bound by a written non-disclosure agreement that contains restrictions at least as protective as those set forth herein.
     7.4 Injunctive Relief. Each party understands and agrees that the other party will suffer irreparable harm in the event that the receiving party of Confidential Information breaches any of its obligations under this Section 7 and that monetary damages will be inadequate to compensate the non-breaching party for such breach. In the event of a breach or threatened breach of any of the provisions of this Section 7, the non-breaching party, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity, shall be entitled to seek a temporary restraining order, preliminary injunction and/or permanent injunction in order to prevent or to restrain any such breach by the other party.
8. LIMITED WARRANTY AND DISCLAIMER OF WARRANTIES
     8.1 Sourcefire Warranties. Sourcefire represents and warrants that (a) the Sourcefire Software ***, as delivered to Nokia, will for a period of ninety (90) days from the date of delivery to the End User conform to, and function in accordance with, the Specifications and (b) the Sourcefire Software will interoperate with the applicable *** in accordance with the Specifications. Sourcefire further warrants that (y) it is the lawful owner or licensee of the Sourcefire Software and the Sourcefire Appliance; and (z) the Sourcefire Software and the Sourcefire Appliance ***, as delivered by Sourcefire to Nokia, do not contain any computer virus or material defect. The warranty to be offered to End Users for the Sourcefire Software that is included for use with the Product will be limited to the standard software warranty set forth in Sourcefire’s standard end user agreement, a current copy of which is attached hereto as Exhibit D. Nokia will make no warranty, guarantee or representation, whether written or oral, on Sourcefire’s behalf with respect to the Sourcefire Software.
     8.2 Nokia Warranties. Nokia warrants that it is the lawful owner or licensee of the Nokia Software and the Nokia Hardware and has the right to permit Sourcefire to use them as set forth in this Agreement.

     8.3 Disclaimer. EXCEPT AS PROVIDED IN SECTION 4.5, SECTION 4.6 OR SECTION 8.1 ABOVE, SOURCEFIRE MAKES NO WARRANTY THAT THE SOURCEFIRE SOFTWARE OR SOURCEFIRE APPLIANCES WILL OPERATE ERROR-FREE, FREE OF ANY SECURITY DEFECTS OR IN AN UNINTERRUPTED MANNER. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED OR OTHER WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
9. INDEMNITY OBLIGATIONS
     9.1 Sourcefire Indemnity. Sourcefire will indemnify, defend and hold harmless Nokia and its Affiliates from and against any and all costs, damages, fines or other liabilities (including reasonable attorney’s fees) (collectively, “Costs”) arising out of any third party claim, action or demand (collectively, “Claims”) that the Sourcefire Software or the Sourcefire Appliance, *** as provided by Sourcefire to Nokia under this Agreement, infringes upon the Intellectual Property Rights of any third party. Sourcefire’s indemnity obligations related to a Claim are contingent upon: (a) Nokia giving prompt written notice to Sourcefire of any such Claim; (b) Nokia allowing Sourcefire to control the defense and any related settlement of any such Claim; and (c) Nokia furnishing Sourcefire, at Sourcefire’s expense, with reasonable assistance in the defense of any such Claim. If Nokia’s use of any of the Sourcefire Software or the Sourcefire Appliance hereunder is, or in Sourcefire’s opinion is likely to be, enjoined due to a Claim, then Sourcefire may, at its sole option and expense: (i) procure for Nokia the right to continue using such Sourcefire Software and/or the Sourcefire Appliance under the terms of this Agreement; or (ii) subject in all cases to ***, replace or modify the Sourcefire Software and/or the Sourcefire Appliance so that they are non-infringing and substantially equivalent in function and performance. *** In order to give effect to Sourcefire’s indemnity obligations to Nokia hereunder, the Parties agree that to the extent a claim of infringement directed against the Sourcefire Software or the Sourcefire Appliance includes an allegation that the use and distribution of any Sourcefire Software or the Sourcefire Appliance infringes any *** software, only that portion of such claim relating to the allegation that the Sourcefire Software or the Sourcefire Appliance infringes such *** software shall be outside the scope of Sourcefire’s indemnification obligation hereunder.
     9.2 ***
     9.3 THE PROVISIONS OF SECTION 5.2(c), and SECTIONS 9.1 AND 9.2 ABOVE SET FORTH SOURCEFIRE’S AND NOKIA’S SOLE AND EXCLUSIVE OBLIGATIONS, AND SOURCEFIRE’S AND NOKIA’S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS OF ANY KIND.
10. LIMITATION OF LIABILITY
     ***, IN NO EVENT WILL EITHER PARTY’S AGGREGATE LIABILITY TO THE OTHER PARTY, FROM ALL CAUSES OF ACTION AND THEORIES OF LIABILITY, EXCEED ***. NOTWITHSTANDING THE FOREGOING, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY (I) LOSS OR DAMAGE TO ANY SYSTEMS, RECORDS OR DATA; OR (II) INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT

LIABILITY OR OTHERWISE, EVEN IF ADVISED IN ADVANCE OR AWARE OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.
11. TERM AND TERMINATION
     11.1 Term. This Agreement shall have an initial term (“Initial Term”) commencing on the Effective Date and ending three (3) years thereafter. This Agreement may be renewed for additional one (1) year terms (each a “Renewal Term”, and together with the Initial Term, the “Term”)), provided, the parties affirmatively renew this Agreement in writing at least *** days prior to the end of the Initial Term or any Renewal Term.
     11.2 Termination.
          (a) Either party may terminate this Agreement if the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice from the non-breaching party.
          (b) Either party may terminate this Agreement immediately, without notice upon: (i) the institution by or against the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts; (ii) the other party’s making an assignment for the benefit of creditors; or (iii) the other party’s dissolution.
     11.3 Effect of Termination. Upon any expiration or termination of this Agreement:
          (a) Nokia will pay Sourcefire any undisputed royalty amounts owing pursuant to Section 6.1.
          (b) Each party will discontinue all use of the other party’s trademarks and return all materials using the other party’s trademarks, provided, however, Nokia may use the Sourcefire Trademarks for the limited purpose of selling Products and Sourcefire Appliances that are in the inventory of Nokia and/or its Distributors.
          (c) Each party will promptly return to the other party all Confidential Information of the other party in its possession or control, and will promptly provide the other party with a written certification, signed by one of its officers, certifying to the return or destruction of such Confidential Information.
          (d) Termination or expiration of this Agreement will not affect any End User licenses relating to the use of the Sourcefire Appliances or the Sourcefire Software as part of the Products provided that the End Users are in compliance with such licenses. Such licenses will run through their contracted terms in accordance with the terms therein.
     11.4 Non Exclusive Remedy. The exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.
     11.5 No Damages for Termination. Neither party will be liable to the other party for any claims or damages of any kind arising solely out of any expiration or termination of this Agreement; however, expiration or termination of this Agreement will not extinguish any liability of either party arising before such expiration or termination, including without limitation, any liability for payments due.
12. MISCELLANEOUS
     12.1 Governing Law and Dispute Resolution. This Agreement will be governed by and construed in accordance with the laws of the State of New York. The parties agree that this

Agreement shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods.
     12.2 Cost and Expenses. Except as otherwise expressly provided herein or agreed to in advance in writing by Sourcefire and Nokia, each party shall pay all costs and expenses incurred in the performance of its respective obligations under this Agreement.
     12.3 Alternative Dispute Resolution. Except for instance where equitable relief is permitted under this Agreement, any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or the breach thereof, (herein “dispute”) shall be submitted to the chief operating officer (or equivalent) of each party (or their designee) for a good faith attempt to resolve the dispute. The position of each party shall be submitted, and the individuals promptly thereafter shall meet at a neutral site. If the parties are unable to reach agreement within seven (7) days following such meeting, then any dispute which has not been resolved within said seven (7) days by good faith negotiations between the parties shall be referred to mediation at the request of either party and, failing resolution by mediation, the dispute shall be determined at the request of either party by final and binding arbitration. Arbitration shall be conducted in New York, by three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall be knowledgeable in the commercial aspects of software licensing, *** Internet applications, network security, technical consulting services and copyright and patent law and with the Commercial Arbitration Rules of the American Arbitration Association. Each party shall select one arbitrator within fifteen (15) days after the receipt by the noticed party of the demand for arbitration delivered in the manner set forth herein for providing notice to the parties. The two arbitrators selected thereby shall promptly select the third arbitrator in accordance with this Section 12.3. If the initial two arbitrators are not selected by the parties within said fifteen (15) days, then the American Arbitration Association shall select the arbitrators. The arbitrators shall make detailed written findings to support their decision. The arbitrators shall render their decision no more than sixty (60) days after the parties finally submit the dispute to the panel. The panel’s decision will be final and binding. Judgment upon any arbitration award may be entered in any court having jurisdiction.
     12.4 Waiver. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision. Neither party will be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by a duly authorized representative of the party against which such waiver is asserted.
     12.5 Force Majeure. Neither party will be responsible for any failure or delay in its performance due to causes beyond its reasonable control, including, but not limited to, acts of God, war, riot, terrorism, embargoes, acts of civil or military authorities, fire, floods, earthquakes, accidents, strikes, or fuel crises, provided that such party gives prompt written notice thereof to the other party and uses its diligent efforts to resume performance.
     12.6 Severability. If a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, that provision of the Agreement may be amended to achieve as nearly as possible the intent of the parties, and the remainder of this Agreement will remain in full force and effect.
12.7 ***
     12.8 Entire Agreement and Amendment. This Agreement, including all exhibits hereto, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or contemporaneous representations, discussions, negotiations, and agreements, whether written or oral, relating to its subject matter ***. Nokia’s purchase orders will be governed exclusively by the terms and conditions of this Agreement and nothing contained in any such purchase order will in any way modify or add any additional terms or conditions to this Agreement, even if Sourcefire accepts or acknowledges such a purchase order. This Agreement may be amended or modified only by a writing that is signed by duly authorized representatives of both parties.
     12.9 Notices. Except as otherwise expressly permitted herein, all notices, approvals, consents and other communications required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service with written verification of receipt, or by registered or certified mail, return receipt requested, postage prepaid, and in each instance will be deemed given upon receipt. All such notices, approvals, consents and other communications will be sent to the addresses set forth on the Cover Page or Exhibit A, as applicable, or to such other address as may be specified by either party to the other in accordance with this Section.
     12.10 Relationship of Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party nor its employees has the authority to bind or commit the other party in any way or to incur any obligation on its behalf. This Agreement is for the benefit of Sourcefire and Nokia and their respective Affiliates, and is not intended to confer upon any other person or entity, including without limitation, any current or future Customers, any rights or remedies hereunder.
     12.11 Assignment. Neither party may assign this Agreement or delegate any of its rights or obligations hereunder, in whole or in part, without the other party’s prior written consent. Any attempt to assign this Agreement or delegate any of its rights or obligations under this Agreement without such consent will be null and void. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party if a majority of its outstanding voting capital stock is sold to a third party, or if it sells all or substantially all of its assets or if there is otherwise a change of control; provided, however, that in the event that the acquiror in any such change of control is a “Competing Entity” to Nokia, then Sourcefire shall provide Nokia at least *** days prior written notice to Nokia, and Nokia shall have the right to terminate this Agreement immediately upon notice to Sourcefire. A “Competing Entity” shall mean ***.
     12.12 Legal Compliance; Restricted Rights. Each party agrees to comply with all applicable Laws. Without limiting the foregoing, Nokia agrees to comply with all U.S. export Laws, and Nokia agrees not to export the Products or Sourcefire Appliances without first obtaining all required authorizations or licenses. The Documentation, the Sourcefire Appliances and Sourcefire Software provided to the United States government are provided as “commercial computer software” and “commercial computer software documentation”, and pursuant to FAR 12.212 or DFARS 227.7202, and their successors, as applicable, use, reproduction and disclosure of the Sourcefire Appliance, Sourcefire Software and Documentation are governed by the terms of this Agreement.
     12.13 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
[The rest of this page left blank intentionally]

[Exhibits Follow]

EXHIBIT A
Nokia Contact Information
     This Exhibit is an attachment to, and is subject to the terms of, that certain OEM and Distributor Agreement between Nokia Inc. and Sourcefire, Inc., dated July 14, 2006, (the “Agreement”). ***

EXHIBIT B
Nokia and Sourcefire Products
     This Exhibit is an attachment to, and is subject to the terms of, that certain OEM and Distributor Agreement between Nokia Inc. and Sourcefire, Inc., dated July 14, 2006, (the “Agreement”). Any capitalized term used herein but not defined shall have the meaning given to such term in the Agreement.

Sourcefire Software	The then-current version of the Intrusion Sensor
The then-current version of the RNA

Sourcefire Appliance	The then-current version of the Sourcefire Defense Center

Nokia Software	***

Nokia Hardware	***

Products	***

***

EXHIBIT C
Technical Support
     This Exhibit is an attachment to, and is subject to the terms of, that certain OEM and Distributor Agreement between Nokia Inc. and Sourcefire, Inc., dated July 14, 2006, (the “Agreement”). Any capitalized term used herein but not defined shall have the meaning given to such term in the Agreement.
1. Support Services. During the Term, the parties shall agree to support Sourcefire Software and the Sourcefire Appliances licensed hereunder in the following manner:
     1.1. Nokia Tier 1 Support. Nokia shall provide Tier 1 Support to its Customers, which shall include the following services:
(a)	Help desk support and general troubleshooting assistance;

(b)	Manage all End User support issues;

(c)	Use appropriate support management and knowledge based systems;

(d)	Respond promptly to Customer calls and e-mail requests;

(e)	Gather all information from Customers for effective diagnosis of issues;

(f)	Resolve all Tier One issues on a “first call closed” basis;

(g)	Escalate all Tier 3 issues to Sourcefire according to mutually agreed policies and procedures;

(h)	Communicate regular updates to Customers on resolution of Tier 2 and Tier 3 issues; and

(i)	Deploy workarounds and hot fixes to Customers as mutually agreed to.
     1.2. Nokia Tier 2 Support. Nokia shall provide Tier 2 Support to its Customers, which shall include the following services:
(a)	Provide basic troubleshooting to customers on issues that cannot be resolved through Level 1 support;

(b)	Provide instructions for issue resolution, standard procedure, hot fix or workaround to customers and Tier 1 staff; and

(c)	Escalate Tier 3 issues to Sourcefire according to the policies outlined in the Sourcefire’s Operations Manual, as agreed to between Nokia and Sourcefire.
     1.3. Sourcefire Tier 3 Support. Sourcefire shall provide Tier 3 Support to Nokia, which shall include the following services:
(a)	Provide new Maintenance Releases;

(b)	Provide advanced troubleshooting to Nokia on issues that cannot be resolved through Tier 1 or Tier 2 support;

(c)	Provide instructions for issue resolution, custom procedure, hot fix or workaround to Nokia Tier 1 and Tier 2 staff; and

(d)	Where applicable, communicate issues to Nokia R&D or Product Management.
Sourcefire shall provide Tier 3 Support via live call handling during normal business hours, and will provide on-call access to support personnel outside of normal business hours (for Severe cases only). Nokia shall direct all initial support issues to ***

Nokia will provide descriptions and Sourcefire in consultation with Nokia will assign the urgency level to any support issue. The escalation process is managed by Sourcefire in cooperation with Nokia. The escalation process moves from Tier 3 Support through Sourcefire’s Operations Management and Product Development as appropriate. Escalation to Product Development occurs as soon as an inherent, reproducible product technical issue is discovered. The following timelines define the normal escalation beyond Tier 3 Support. The timeframes are based on the Urgency (as defined below) of the support issue.

***
In all cases where a software patch is provided, Sourcefire shall use its reasonable efforts to ensure that such patch is incorporated in the next formal release of the Sourcefire Software. If an acceptable workaround can be applied to the issue, then the Urgency can be downgraded to the next level. For example, if a workaround exists and is acceptable for a Moderate issue, then this issue will be downgraded to Minor.
     1.4. If Nokia is not fully satisfied with the technical support provided by Sourcefire, Nokia shall escalate the issue to *** and, failing a resolution, to the Executive Representatives of Sourcefire, ***, and the Executive Representation of Nokia identified in Exhibit A.
2. Support Fee. See Exhibit E of the Agreement.
3. Designated Contacts. Access to Support Services by telephone or on-line via Sourcefire’s website is limited to Nokia’s designated contacts. This allows for a centralized and efficient communication channel and it ensures that only Nokia authorized personnel are exposed to Nokia’s customers’ sensitive security-related information.
4. Maintenance Releases. Sourcefire shall make available to Nokia any enhancements to the current version of the Sourcefire Software or Sourcefire Appliance that Sourcefire generally releases or generally makes available at no additional cost to Sourcefire’s other customers. A Maintenance Release is any new version of the Sourcefire Software denoted by a change in any digit to the right of the decimal point in the version number (e.g., 1.0 to 1.1). Nokia is responsible for acquiring, at its own cost, any updated or additional hardware, firmware and software necessary to implement or use any Maintenance Release, including any required to retrofit or upgrade the Hardware. Nokia can make these updates available to Nokia’s Customers through the Nokia Support Web.
5. Repair and Replacement of Hardware. Sourcefire shall, at its option, repair or replace any defective Sourcefire Appliance failing to meet Sourcefire’s warranties at no cost to Nokia.
6. Nokia Responsibility. In connection with Sourcefire’s provision of the Support Services, Nokia shall perform the following responsibilities: (1) use commercially reasonable efforts to influence its Customers to maintain the Nokia Software and Nokia Hardware in good working order in accordance with the specifications, and in compliance with the minimum system requirements set forth in the Specifications; and (2) supply Sourcefire with access to and use of relevant information reasonably determined to be necessary *** to render the Tier 3 Support. Nokia’s delay or failure to satisfy the foregoing shall relieve, for the duration of the delay or failure and to the extent the delay or failure is solely caused by or attributable to Nokia, Sourcefire’s obligations under these Support terms with respect to the Tier 3 Support requested.

7. Sourcefire Appliance and Parts. Units or parts used for replacement shall either be new or refurbished so that they are equivalent to new in performance. All units, parts and products removed from a Sourcefire Appliance for replacement shall become the property of Sourcefire. Nokia shall promptly return all units and parts to be replaced (or for which a replacement is provided) to Sourcefire in accordance with Sourcefire’s instructions. Nokia understands and agrees that Nokia is responsible for paying Sourcefire for the replacement parts, units and appliances if Nokia does not return them to Sourcefire within *** days after the delivery of a replacement.
8. Error Reporting. Nokia may submit to Sourcefire requests identifying potential errors in the Sourcefire Software and/or Sourcefire Appliances. Requests should be in writing and directed to Sourcefire through the customer support page of the Sourcefire web site (https://support.sourcefire.com) or as directed by Sourcefire Support and should provide Sourcefire with sufficient information to reproduce the error. Sourcefire retains the right to determine the final disposition of all requests, and will inform Nokia of the disposition of each request. Sourcefire regularly publishes “known issue” lists on the support section of its web site, and shall also include “known issue” information with each Maintenance Release.
9. Error Corrections. Sourcefire shall use commercially reasonable efforts to correct any reproducible and material error in the Sourcefire Software and/or Sourcefire Appliances with a level of effort reasonably commensurate with the severity of the error as set forth in the Section 1.3 Sourcefire shall not be responsible for correcting errors not attributable to Sourcefire or that do not relate directly to the Sourcefire Software and/or Sourcefire Appliances. Nokia shall be responsible for correcting all errors attributable to the Nokia Hardware and the Nokia Software. Sourcefire may provide error corrections in the form of a Maintenance Release.
10. Monthly Ticket Reporting. Nokia shall provide in writing a monthly report within *** days of a month’s end reporting the number of tickets opened, closed, escalated. Such reporting shall include details of specific tickets as agreed by Sourcefire and Nokia Support, including but not limited to customer name (as and where available), source of reporting (phone, email, web), length of time ticket was opened, category of problem (software vs hardware).
11. Limitations and Exclusions. Sourcefire provides Support Services only with respect to the Sourcefire Software and/or Sourcefire Appliances that are free of any additions or modifications that have not been made by or on behalf of Sourcefire or approved by Sourcefire in writing. Sourcefire shall provide the Support Services for the most current version of the Sourcefire Software and one (1) minor revision back. In addition, Sourcefire provides Maintenance Releases only to the most recent version of the Sourcefire Software and/or Sourcefire Appliances as used in the Products and in the operating environments designated by Sourcefire for use with the Sourcefire Software and/or Sourcefire Appliances. Sourcefire does not provide Support Services to address problems resulting from: (i) causes other than those arising in the ordinary use; or (ii) the use of third party software, firmware or data not identified on Exhibit B of the Agreement; or (iii) use other than in the recommended operating environment. Support Services do not include the costs of developing or otherwise providing Nokia with additional features, functionality or customizations to the Sourcefire Software and/or Sourcefire Appliances, which additional services may be purchased separately from Sourcefire.
12. ***
13. Training. Sourcefire shall, at its expense, provide one “train-the-trainer” session in order to train Nokia in providing its Support services set forth above for up to 15 Nokia representatives, to be held at a mutually agreed time and location. Each party shall bear their own travel expenses in connection with such training. Such training will include reasonable engineering and technical information and documentation. Sourcefire will provide comparable training for each major Maintenance Release issued.
•	Sourcefire shall provide Nokia personnel with reasonable materials to develop training courses and will reasonably cooperate with Nokia to develop training courses for Maintenance Releases.

•	Sourcefire shall provide reasonable technical content necessary for Nokia to provide technical support. This material may include technical notes, Sourcefire knowledge base articles and other technical information sources.

•	Any additional Nokia personnel trained by Sourcefire shall be at Sourcefire’s published rate for such training, ***. Nokia will schedule such training with Sourcefire at least *** days in advance. Such training will include reasonable engineering and technical information and documentation.

EXHIBIT D
FORM OF
NETWORK APPLIANCE PURCHASE AND LICENSE AGREEMENT
This is a legal agreement (“Agreement”) between you, the party purchasing products, and Sourcefire Inc., a corporation having offices at 9770 Patuxent Woods Drive, Columbia, MD 21046 (“Sourcefire”). This Agreement is part of a package that includes one or more network appliance machines and associated Software (defined below) and certain electronic and/or written materials. This Agreement covers your permitted download, installation and use of the Network Appliance (defined below) and the Software. BY CLICKING ON THE “AGREE” BUTTON BELOW AND PRESSING THE ENTER KEY, YOU ACKNOWLEDGE THAT YOU HAVE READ ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, UNDERSTAND THEM, AND AGREE TO BE LEGALLY BOUND BY THEM. If you do not agree with the terms of this Agreement, you may not download, install or use the Network Appliance or the Software. In such event, promptly return the entire package to the place you obtained it for a full refund. As used in this Agreement, “Network Appliance” means the combination of Sourcefire’s network security products, the Sourcefire Software and any ***. “Sourcefire Software” means any Sourcefire proprietary network security software products provided by Sourcefire, any third party proprietary software, and any patches, updates, improvements, additions and other modifications or revised versions that may be provided by Sourcefire or its licensors from time to time, excluding any and all ***. “***” means the *** software programs that are provided to you for use with the Sourcefire Software. “Software” means collectively the Sourcefire Software and the ***. “Documentation” means Sourcefire’s release notes or other similar instructions in hard copy or machine readable form supplied by Sourcefire to you that describes the functionality of the Network Appliance and/or the Software purchased or licensed hereunder.
1. YOUR PAYMENT OBLIGATIONS. You agree to pay all amounts due or incurred by you, including any late payment fees, as are specified in an invoice provided by Sourcefire or its designated reseller (the “Reseller”). If any authority imposes a duty, tax or similar levy (other than taxes based on Sourcefire’s or its Reseller’s income), you agree to pay, or to promptly reimburse Sourcefire or its Reseller, as applicable, for all such amounts. You are also responsible for paying all shipping charges. Unless otherwise indicated in an invoice, all invoices are payable thirty (30) days from the date of invoice. Overdue amounts are subject to a late payment interest charge, at the lower rate of (i) one percent (1%) per month, or (ii) the maximum legal rate. You agree to promptly pay or reimburse Sourcefire or its Reseller, as applicable, for all costs and expenses, including all reasonable attorneys’ fees, related to any breach of your obligations under this Agreement.
2. TITLE. Subject to the terms and conditions of this Agreement, title, except to the extent the Network Appliance contains or consists of Intellectual Property Rights of Sourcefire or other third parties, and risk of loss to each Network Appliance purchased is transferred to you when the Network Appliance is delivered to Sourcefire’s designated carrier for shipment.
3. GRANT OF SOFTWARE LICENSE. Subject to the terms and conditions of this Agreement, Sourcefire grants to you a non-exclusive, non-transferable license (the “Sourcefire License”) to download, install and use the Sourcefire Software solely for your internal operations and internal security purposes. Such Sourcefire Software may be delivered to you pre-installed on a Network Appliance or on a recorded or fixed media, or may be made available to you to via download from a web site designated by Sourcefire. You shall own the magnetic or other physical media upon which the Sourcefire Software is originally or subsequently recorded or fixed, but Sourcefire or Sourcefire’s licensors retain all title, copyright and other intellectual proprietary rights in, and ownership of, the Sourcefire Software regardless of the media upon which the original or any copy may be recorded or fixed. Any rights in Software not granted herein are expressly reserved by Sourcefire or its licensors.
4. *** TERMS. You acknowledge that each *** is distributed under the *** license applicable to such ***, and only such license, and this Agreement in no ways supplements or detracts from any term or conditions of such *** license agreement (the “*** License”). Notwithstanding anything to the contrary in this Agreement, you agree and acknowledge that the rights attached to any *** provided hereunder are separate from and do not depend on the *** being part of, or used in connection with, the Software or the Network Appliance.
5. SCOPE OF USE. The Software pre-installed on a Network Appliance may only be used by you with such Network Appliance for which the Software is provided and registered for use. To the extent any Software is separately made available to you, your use of the Software may not exceed the applicable use restrictions associated with the license fees paid or payable by you under this Agreement. For example, in the case of Intrusion Sensor software, you may not deploy and use such software in a manner that exceeds the permitted number of connections to the applicable management console associated with the license fees paid or payable by you. Likewise, with respect to the Real-time Network Awareness software, you may not deploy and use such software in a manner that exceeds the permitted number of monitored hosts associated with the applicable license fees paid or payable by you. If any Software is provided on separate media (e.g., a CD-ROM), you may make a reasonable number of copies solely for internal backup purposes. The scope of use of any Open Source License shall be governed by the applicable *** license agreement.
6. NO REVERSE ENGINEERING, OTHER RESTRICTIONS. Except to the extent allowed under the applicable Open Source License, you shall not directly or indirectly: (i) sell, lease, redistribute or transfer any of the Software; (ii) modify, translate, reverse engineer (except to the limited extent permitted by law), decompile, disassemble, create derivative works based on, sublicense, or distribute any of the Software; (iii) rent or lease any rights in any of the Software in any form to any person; (iv) use any Software for the benefit of any third parties (e.g., in an ASP, outsourcing or service bureau relationship) or in any way other than in its intended manner; (v) remove, alter or obscure any proprietary or copyright notice, labels, or marks on the hardware components of the Network Appliance or within the Software; or (vi) disable or circumvent any access control or related security measure, process or procedure established with respect to the Network Appliance or any Software or any other part thereof. You are responsible for all use of the Network Appliance and any downloading, installing and using the Software and for compliance with this Agreement; any breach by you or any user shall be deemed to have been made by you.
7. INTELLECTUAL PROPERTY. Unless otherwise expressly stated herein, this Agreement does not transfer to you any title or any ownership right or interest in any Network Appliance or any Software or in any other Intellectual Property Rights of Sourcefire or in any Sourcefire Software. You acknowledge that the Software is owned by Sourcefire and its licensors, and that the Software and the Network Appliance contains, embodies and is based upon patented or patentable inventions, trade secrets, copyrights and other Intellectual Property Rights owned by Sourcefire and its licensors.

8. TECHNICAL SUPPORT. You may obtain technical support by separately enrolling in Sourcefire’s maintenance and support plan (the “Support Plan” see http://www.sourcefire.com/services/support.html) by paying Sourcefire the then-applicable annual maintenance and support fee. A copy of the terms of the current Support Plan is located at https://support.sourcefire.com/Support-T&C.pdf.
9. CONFIDENTIALITY. As used herein, “Confidential Information” means any non-public technical or business information of Sourcefire (or its licensors), including without limitation, any information, relating to Sourcefire’s techniques, algorithms, software, know-how, current and future products and services, research, engineering, designs, financial information, procurement requirements, manufacturing, customer lists, business forecasts, marketing plans and information, the terms and conditions of this Agreement, and any other information of Sourcefire (or its licensors) that is disclosed to you. You will take all reasonable measures to maintain the confidentiality of Sourcefire’s Confidential Information, but in no event less than the measures you use to protect your own confidential information. You will limit the disclosure of Sourcefire’s Confidential Information to your employees with a bona fide need to access such Confidential Information in order to exercise your rights and obligations under this Agreement; provided that all such employees are bound by a written non-disclosure agreement that contains restrictions at least as protective as those set forth herein. You agree that Sourcefire will suffer irreparable harm in the event that you breach any obligations under this Section 9 and that monetary damages will be inadequate to compensate Sourcefire for such breach. In the event of a breach or threatened breach of any of the provisions of this Section 9, Sourcefire, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction in order to prevent or to restrain any such breach.
10. INSTALLATION AND CONFIGURATION. You represent, warrant and covenant that you are solely responsible for the proper configuration and management of the Network Appliance on which the Software will be installed, as well as the installation of any separately provided Software. You further understand and hereby acknowledge that the failure to properly configure and manage a Network Appliance, and the failure to properly install any separately provided Software, may adversely affect the performance of the Network Appliance and the Software. You represent and warrant to adhere strictly to the recommended minimum requirements specified from time to time by Sourcefire in the Documentation. Sourcefire shall have no obligations under this Agreement to the extent the Network Appliance or any separately provided Software fails to substantially perform the functions described in the Documentation, in whole or in part, because (i) you fail to meet Sourcefire’s minimum requirements, (ii) your separate hardware fails to perform, (iii) you mis-configured a Network Appliance or (iv) the Software had been improperly installed. You further agree to indemnify and hold harmless Sourcefire, its officers, directors, employees or agent against any claims, losses, damages, liabilities or expenses arising from the failure of the Network Appliance or any Software to perform as warranted where such failure to perform is attributable, in whole or in part, to (i) your failure to meets Sourcefire’s minimum requirements, (ii) the failure of your hardware to perform, (iii) the mis-configuration of the Network Appliance or (iv) the improper installation of the Software.
11. WARRANTY AND DISCLAIMER. Sourcefire warrants that, for a period of ninety (90) days from the date of initial shipment of the Network Appliance or, in the case of Software separately provided to you, the date the Software is made available to you for download or delivered on a fixed media (the “Software Warranty Period”), the unmodified Software will, under normal use, substantially perform the functions described in its Documentation. Sourcefire warrants that for a period of one (1) year from shipment (the “Hardware Warranty Period”) the unmodified hardware portions of the Network Appliance will, under normal use, be free of substantial defects in materials and workmanship. EXCEPT AS EXPRESSLY WARRANTED IN THIS SECTION 11 OF THIS AGREEMENT, THE NETWORK APPLIANCE, ANY SOFTWARE, AND ANY OTHER, DOCUMENTATION, MATERIALS AND/OR DATA PROVIDED BY SOURCEFIRE ARE PROVIDED “AS IS” AND “WITH ALL FAULTS,” AND SOURCEFIRE EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF OPERABILITY, CONDITION, TITLE, NON-INFRINGEMENT, NON-INTERFERENCE, QUIET ENJOYMENT, VALUE, ACCURACY OF DATA, OR QUALITY, AS WELL AS ANY WARRANTIES OF MERCHANTABILITY, SYSTEM INTEGRATION, WORKMANSHIP, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT. NO WARRANTY IS MADE BY SOURCEFIRE ON THE BASIS OF TRADE USAGE, COURSE OF DEALING OR COURSE OF TRADE. SOURCEFIRE DOES NOT WARRANT THAT THE NETWORK APPLIANCE, THE SOFTWARE OR ANY OTHER INFORMATION, MATERIALS, DOCUMENTATION OR TECHNOLOGY PROVIDED UNDER THIS AGREEMENT WILL MEET YOUR REQUIREMENTS OR THAT THE OPERATION THEREOF WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ALL ERRORS WILL BE CORRECTED. YOU ACKNOWLEDGE THAT SOURCEFIRE’S OBLIGATIONS UNDER THIS AGREEMENT ARE FOR YOUR BENEFIT ONLY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, ALL *** ARE PROVIDED “AS IS” WITHOUT ANY WARRANTY WHATSOEVER. THE WARRANTY MADE BY SOURCEFIRE MAY BE VOIDED BY ABUSE OR MISUSE.
12. EXCLUSIVE REMEDY. Sourcefire’s sole obligation and liability, and your sole and exclusive remedy under the warranties set forth in Section 11 shall be for Sourcefire to use commercially reasonable efforts to remedy the problem, or to replace the defective product, provided that Sourcefire is notified in writing of all warranty problems during the applicable warranty period.
13. LIMITATION OF LIABILITY. IN NO EVENT WILL SOURCEFIRE’S AGGREGATE LIABILITY (INCLUDING, BUT NOT LIMITED TO, LIABILITY FOR NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, MISREPRESENTATION AND OTHER CONTRACT OR TORT CLAIMS) ARISING FROM OR RELATED TO THIS AGREEMENT, OR THE USE OF THE NETWORK APPLIANCE OR THE SOFTWARE, EXCEED THE AMOUNT OF FEES YOU PAID TO SOURCEFIRE OR ITS RESELLER FOR THE NETWORK APPLIANCE OR SOFTWARE THAT GIVES RISE TO SUCH LIABILITY. UNLESS OTHERWISE EXPRESSLY STATED HEREUNDER, UNDER NO CIRCUMSTANCES SHALL SOURCEFIRE OR ANY OF ITS SUPPLIERS OR LICENSORS BE LIABLE FOR ANY OF THE FOLLOWING: (I) THIRD PARTY CLAIMS; (II) LOSS OR DAMAGE TO ANY SYSTEMS, RECORDS OR DATA, OR LIABILITIES RELATED TO A VIOLATION OF AN INDIVIDUAL’S PRIVACY RIGHTS; OR (III) INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, RELIANCE, OR COVER DAMAGES (INCLUDING LOST PROFITS AND LOST SAVINGS), IN EACH CASE EVEN IF SOURCEFIRE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. YOU ARE SOLELY RESPONSIBLE AND LIABLE FOR VERIFYING THE SECURITY, ACCURACY AND ADEQUACY OF ANY OUTPUT FROM THE NETWORK APPLIANCE OR THE SOFTWARE, AND FOR ANY RELIANCE THEREON. THE LIMITATIONS OF

LIABILITY IN THE ABOVE PARAGRAPHS OF THIS SECTION 13 ARE EACH INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE.
14. ESSENTIAL BASIS. The disclaimers, exclusions and limitations of liability set forth in this Agreement form an essential basis of the bargain between the parties, and, absent any of such disclaimers, exclusions or limitations of liability, the provisions of this Agreement, including, without limitation, the economic terms, would be substantially different.
15. INTELLECTUAL PROPERTY INDEMNITY. Sourcefire will defend any action brought against you to the extent that it is based upon a third party claim that the Sourcefire Software as provided by Sourcefire to you under this Agreement infringes any existing U.S. patent or copyright. Sourcefire will pay any costs, damages and reasonable attorneys’ fees attributable to such claim that are finally awarded against you in such action. Sourcefire’s obligations under this Section 15 are contingent upon: (i) you giving prompt written notice to Sourcefire of any such claim; (ii) you allowing Sourcefire to control the defense and any related settlement of any such claim; and (iii) you furnishing Sourcefire with reasonable assistance in the defense of any such claim, so long as Sourcefire pays your reasonable out-of-pocket expenses. This indemnity obligation does not extend to any ***; Sourcefire will have no obligation to indemnify you with respect to any claims relating to ***. If your use of the Network Appliance or the Software hereunder is, or in Sourcefire’s opinion is likely to be, enjoined due to the type of claim specified in this section, then Sourcefire may, at its sole option and expense: (i) procure for you the right to continue using the Network Appliance or the Software under the terms of this Agreement; or (ii) replace or modify the Network Appliance or the Software so that it is non-infringing and substantially equivalent in function to the enjoined Network Appliance or Software. Sourcefire will have no obligation for any claim of infringement to the extent that it results from: (i) modifications to the Network Appliance or the Software made other than by Sourcefire; or (ii) your failure to use updated or modified Network Appliance or Software provided by Sourcefire to avoid a claim of infringement or misappropriation.
16. VERIFICATION. You agree that Sourcefire or its designee shall have the right to periodically conduct on-site audits of your use of the Network Appliance or any Software. These audits will be conducted during regular business hours, and Sourcefire will make reasonable efforts to minimize interference with your regular business activities. Alternatively, Sourcefire may request that you complete a self-audit questionnaire in a form provided by Sourcefire. If an audit or such questionnaire reveals unlicensed use of the Software, you agree to promptly order and pay for sufficient licenses to permit all usage disclosed.
17. LEGAL COMPLIANCE; RESTRICTED RIGHTS. You shall be responsible for, and agree to comply with, all applicable laws, statutes, ordinances, regulations and other types of government authority (including without limitation the laws and regulations governing export control, unfair competition, anti-discrimination, false advertising, privacy and data protection, and publicity) (“Laws”). Without limiting the foregoing, you agree to comply with all U.S. export Laws and applicable export Laws of your locality (if you are not in the United States), and you further agree not to export any Network Appliance or Software or other materials provided by Sourcefire without first obtaining all required authorizations or licenses. The Software and Documentation are “commercial computer software” and “commercial computer software documentation”, and pursuant to FAR 12.212 or DFARS 227.7202, and their successors, as applicable, use, reproduction and disclosure of the Software and the Documentation are governed by the terms of this Agreement.

18. GOVERNING LAW; ARBITRATION. This Agreement shall be governed in all respects by the laws of the State of New York, USA, without regard to choice-of-law rules or principles. You expressly agree with Sourcefire that this Agreement shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods. Except for instance where equitable relief is permitted under this Agreement, any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or the breach thereof, (herein “dispute”) shall be submitted to the chief operating officer (or equivalent) of each party (or their designee) for a good faith attempt to resolve the dispute. The position of each party shall be submitted, and the individuals promptly thereafter shall meet at a neutral site. If the parties are unable to reach agreement within fifteen (15) days following such meeting, then any dispute which has not been resolved within said fifteen (15) days by good faith negotiations between the parties shall be resolved at the request of either party by final and binding arbitration. Arbitration shall be conducted in Washington, D.C., by one (1) arbitrator mutually agreed upon by the parties. The arbitrator shall be knowledgeable in the commercial aspects of software licensing, *** licensing, Internet applications, networking, network security, technical consulting services and copyright and patent law and otherwise in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall make detailed written findings to support their award. The arbitrator shall render a decision no more than sixty (60) days after the parties finally submit the claim, dispute or controversy to the panel. Judgment upon the arbitration award may be entered in any court having jurisdiction.
19. SEVERABILITY. If any provision of this Agreement is held to be illegal or unenforceable for any reason, then such provision shall be deemed to be restated so as to be enforceable to the maximum extent permissible under law, and the remainder of this Agreement shall remain in full force and effect.
20. FORCE MAJEURE. Neither Party shall be liable for any delay or failure due to a force majeure event and other causes beyond its reasonable control. This provision shall not apply to your payment obligations.
21. NOTICES. Any notices under this Agreement to Sourcefire will be personally delivered or sent by certified or registered mail, return receipt requested, or by nationally recognized overnight express courier, to the address specified herein or such other address as Sourcefire may specify in writing. Such notices will be effective upon receipt, which may be shown by confirmation of delivery. All notices to Sourcefire shall be sent to the attention of General Counsel (unless otherwise specified by Sourcefire)
22. ASSIGNMENT. You may not assign or otherwise transfer this Agreement without Sourcefire’s prior written consent. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party if a majority of its outstanding voting capital stock is sold to a third party, or if it sells all or substantially all of its assets or if there is otherwise a change of control. This Agreement shall be binding upon and inure to the benefit of the Parties’ successors and permitted assigns.
23. FURTHER ASSURANCES. You agree, at Sourcefire’s request and reasonable expense, to provide reasonable assistance and cooperation to Sourcefire and its designees, and to give testimony and execute documents and to take such further acts reasonably requested by Sourcefire to acquire, transfer, maintain, perfect, and enforce Sourcefire’s Intellectual Property Rights as described in this Agreement.
24. THIRD PARTY CLAIMS. This Agreement is for the benefit of Sourcefire and you, and is not intended to confer upon any other person or entity, including without limitation, any current or future reseller, any rights or remedies hereunder. You agree that you shall not make any claim, demand, or take any action, or threaten to do the same, against any third party, including without limitation, any of Sourcefire’s resellers or distributors, for any actual or alleged breach of this Agreement, and you agree to defend, indemnify and hold harmless Sourcefire and its officers, directors, employees, agents, resellers, distributors and subcontractors from any losses, damages, costs, liabilities or expenses attributable to your breach of this Section 24, including reasonable attorneys fees and costs.
25. GENERAL. This Agreement is the parties’ complete agreement regarding its subject matter, superseding any prior oral or written communications. Under no circumstances will the terms of any purchase order issued by you control or otherwise negate the terms set forth in this Agreement. Amendments or changes to this Agreement must be in mutually executed writings to be effective. Sections 1, 2, 4, 6, 7, 9-25 and all warranty disclaimers and use restrictions shall survive the termination or expiration of this Agreement. The parties are independent contractors for all purposes under this Agreement.
Copyright 2003 — 2006, Sourcefire, Inc. All rights reserved. Sourcefire is registered trademark of Sourcefire, Inc. All other trademarks are property of their respective owners.

EXHIBIT E
Sourcefire Software, Sourcefire Appliance, & Support Fees
This Exhibit is an attachment to, and is subject to the terms of, that certain OEM and Distributor Agreement between Nokia Inc. and Sourcefire, Inc., dated July 14, 2006, (the “Agreement”). Any capitalized term used herein but not defined shall have the meaning given to such term in the Agreement.
I.	Sourcefire Products Included
a.	***

b.	***

c.	Real Time Network Awareness (“RNA”)

d.	Defense Center (“DC”)

e.	Product Support – this includes major and minor product upgrades; Security Enhancement Updates (“SEU”) which covers updates to Rules, Pre-Processors and Snort and; 3rd level support from Sourcefire to Nokia
II.	***

III.	***

IV.	***

EXHIBIT F
Terms and Conditions for Purchases of Sourcefire Appliances
     This Exhibit is an attachment to, and is subject to the terms of, that certain OEM and Distributor Agreement between Nokia Inc. and Sourcefire, Inc., dated July 14, 2006, (the “Agreement”). Any capitalized term used herein but not defined shall have the meaning given to such term in the Agreement. In addition to the general terms and conditions set forth in the Agreement, the following terms and conditions shall also apply to the purchases and resale of Sourcefire Appliances by Nokia:
1. Warranties and Notices. Nokia and Distributors will distribute Sourcefire Appliances to End Users with all proprietary notices, warranties and disclaimers and license agreements intact as shipped from Sourcefire (or its manufacturer), including without limitation, any and all End User license and purchase agreements. All Sourcefire Appliances sold to or used by End Users shall include Sourcefire’s limited warranty provided by Sourcefire. Nokia will make no warranty, guarantee or representation, whether written or oral, on Sourcefire’s behalf with respect to any Sourcefire Appliance. Nokia will take all steps reasonably requested by Sourcefire to inform End Users of any applicable restrictions and limitations regarding the use of the Sourcefire Appliances.
2. Ordering. Nokia shall provide Sourcefire with a purchase order, in a form reasonably acceptable to Sourcefire, for all Sourcefire Appliances that they desire to purchase. All purchase orders for Sourcefire Appliances submitted by Nokia will be in writing and sent to Sourcefire via facsimile at *** or email at ***. The purchase order issued by Nokia shall itemize the following: (a) the Sourcefire Appliances to be purchased and quantities of each; (b) the net purchase price to Nokia; (c) End User name; (d) End User shipping address; and (e) End User email address.
3. Sourcefire Acceptance. A purchase order for Sourcefire Appliances will not bind Sourcefire until Sourcefire accepts the purchase order in writing (including e-mail) or ships the Sourcefire Appliances. Sourcefire must accept or reject the order within three (3) business days or the order will be deemed accepted. Sourcefire will make commercially reasonable efforts to ship all accepted orders within three (3) business days of acceptance. Notwithstanding the foregoing, if Sourcefire’s inventory of the Sourcefire Appliances is inadequate to meet current demand, Sourcefire reserves the right to allocate available Sourcefire Appliances among its customers, distributors and resellers in such a manner as Sourcefire, in its sole discretion, deems equitable.
4. Cancellation. Sourcefire reserves the right to cancel any orders for Sourcefire Appliances placed by Nokia and accepted by Sourcefire, as set forth above, or to refuse or delay shipment thereof, if Nokia fails to make any payment as provided in this Agreement or under the terms of payment set forth in any invoice or otherwise agreed to by Sourcefire and Nokia.
5. Shipment. Sourcefire agrees to package the Sourcefire Appliances in accordance with commercially reasonable packing procedures and deliver the Sourcefire Appliances to a nationally recognized and reputable carrier designated by Nokia or Sourcefire. ***
6. Delivery; Nokia Acceptance. Sourcefire will use commercially reasonable efforts to deliver the Sourcefire Appliances at the times requested by Nokia set forth in the applicable purchase order. Sourcefire will not be liable to Nokia, Distributor or to any other party for any delay in the delivery of the Sourcefire Appliances. Nokia must provide Sourcefire written notice within *** days of delivery if the delivered Sourcefire Appliances are damaged and need to be returned, and return such damaged Sourcefire Appliances in accordance with the instructions provided by Sourcefire. If Nokia fails to give such notice to Sourcefire in such *** day period, Nokia shall be deemed to have accepted the delivered Sourcefire Appliances.
7. End User Warranty Returns. If an End User returns a Sourcefire Appliance to Nokia or Distributor under a warranty claim, Nokia shall promptly contact Sourcefire regarding such claim and, if necessary, ship the defective Sourcefire Appliance to Sourcefire or its designated manufacturer. All transportation costs in connection with a warranty return are the responsibility of Nokia.
-oOo-

EXHIBIT G
Specifications
***

EXHIBIT H
Trademark Usage Guidelines
     This Exhibit is an attachment to, and is subject to the terms of, that certain OEM and Distributor Agreement between Nokia Inc. and Sourcefire, Inc., dated July 14, 2006, (the “Agreement”). Any capitalized term used herein but not defined shall have the meaning given to such term in the Agreement.
Nokia
     1. Nokia trademarks shall mean Nokia and Nokia Connecting People logo trademarks as depicted in the Nokia Brand Book guidelines at *** under Corporate Guidelines/Corp Identifiers/Nokia Logos. Nokia will provide written notice to Sourcefire in the event of any changes to the aforementioned Nokia Brand Book Guidelines, and Sourcefire will comply with such changes to the Nokia Brand Book Guidelines for in-process unpublished Advertising Collateral within thirty (30) days of receipt of such notice.
     2. The Nokia Trademarks may be used solely in connection with marketing and/or promotion activities for the Products relating to the purpose of the Agreement.
     3. The Nokia Trademarks shall only be used in conformity with the Nokia Brand Book guidelines at the URL indicated in Section 1 above.
     4. The Nokia Trademarks shall not be used in any manner that, according to Nokia’s reasonable judgment, will endanger, diminish or otherwise damage the goodwill associated with such trademarks.
     5. The following Nokia copyright statement is required to be used in any marketing and/or promotion materials that include an image of a Nokia Product: “Copyright © 2006 Nokia. All rights reserved.”
     6. In the event a Nokia Trademark is pictured or otherwise used in marketing and/or promotion materials, each use of the Nokia Trademarks shall be attributed to Nokia Corporation with the following trademark attribution clause:
“Nokia and Nokia Connecting People are registered trademarks of Nokia Corporation. Copyright © 2006 Nokia. All rights reserved.”
     7. Always ensure the accuracy of the Nokia blue for the Nokia Trademarks, as defined within the Nokia Brand Book guidelines at the URL indicated in Section 1 above:
     8. In black-and-white printing, the Nokia Trademarks are printed in black. On a dark background, the Nokia Trademarks may be negative, i.e. white. The background must be solid enough so that the Nokia Trademarks stand out clearly.
     9. The Nokia Trademarks cannot be positioned vertically in print.

     10. No text or graphics may appear too close to the Nokia Trademarks. The protected area surrounding the Nokia Trademarks is equivalent to half the height of the word Nokia.
     11. The Nokia Trademarks may not appear inside another image or shape, but must always appear in their entity. The space between Nokia and Connecting People must remain consistent and the Nokia Trademarks must:
a.	Not be overshadowed by other brands’ logos.

b.	Stand out clearly and visibly in its visual environment.

c.	Be printed or displayed on material of good quality.

d.	Not be used in reference to an organization that does not adhere to the values and ethical principles in which Nokia believes.
***

Sourcefire® and Snort® Trademark Guidelines

Sourcefire, Snort, the Sourcefire logo, the Snort Logo, and the Snort Pig
Sourcefire currently holds registered trademarks for Sourcefire, the Sourcefire logo, Snort and the Snort pig logos. In order to properly protect these trademarks, it is critical that the proper marks and attributions be used at all times.
1.	When referring to Sourcefire, the Snort detection engine or rules
a.	The first time the term is used, it should be written as ‘SOURCEFIRE’ or ‘SNORT’ with a registered trademark ® or ®

b.	Each use of the term Sourcefire or Snort thereafter should always be written with a registered trademark ® or ®

c.	Always use a trademark as an adjective.

d.	The media on which the trademark is used should include the following statement in a prominent position using no less than 10 point font size: ‘Sourcefire, the Sourcefire logo, Snort and the Snort logo are registered trademarks of Sourcefire, Inc.’.
2.	When using the Sourcefire or Snort logo
a.	A registered trademark ® should be used

b.	The logo should not be modified without prior approval from Sourcefire
1.	Only vector EPS files may be enlarged, do not enlarge any rasterized logos – JPG, GIF, TIF...etc. (increasing the size will hurt its native resolution)

2.	Do not alter the dimensions of the logo (decreasing its size should always be done with the proportions constrained)

3.	Do not recolor the logo (we have specific spot, process and hexadecimal colors depending on the application – contact us for more info and other approved color combinations)

4.	Depending on the application, the logo should always be kept smaller than 2” (width – proportion constrained) and no smaller than 1.25” (width – proportion constrained) print size (exceptions do apply, please contact us for info)

5.	Color logo should have a white background with at least .25” border

6.	Do not lay the logo above other images, or have other images laid above it

7.	Do not incorporate the logo as a part of another image design, or embed in another image

8.	Do not use web-based logos for any print work (hi-res as well as web-optimized logos are available, please contact us)
Derivative logos
While we want to encourage the growth of the Snort community, we do not allow 3rd Parties to use the Snort name, Snort logo or derivatives of either without prior written approval by Sourcefire Marketing. Such permission will be granted when the 3rd Party agrees to reference Sourcefire as the owner of the Snort name or logo in a form that is factory to market. Even when provided with permission to use the Snort name or logo, 3rd parties must adhere to the guidelines laid out below.
1.	Logos that leverage Sourcefire, the Snort pig or name require proper registered trademarks. All must be registered trademarked in the proper place and visibly attributed back to Sourcefire, Inc.
Questions?
•	Contact Chris Chon at chris.chon@sourcefire.com or 410.423.1903.